Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2009 Non-Executive Director Stock Plan of Colony Financial, Inc. of our report dated June 25, 2009, with respect to the balance sheet of Colony Financial, Inc. included in its Registration Statement on Form S-11 (No. 333-160323) and related Prospectus filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Los Angeles, California

September 28, 2009